EXHIBIT 99.20
-------------



AT THE TRUST                   AT THE FINANCIAL RELATIONS BOARD
Karen Dickelman                Leslie Hunziker          Georganne Palffy
Investor Relations             General Inquiries        Analyst Inquiries
312 683-3671                   312 640-6760             312 640-6768



FOR IMMEDIATE RELEASE
THURSDAY AUGUST 17, 2000




                     BANYAN STRATEGIC REALTY TRUST REPORTS
                    $0.18 FFO PER SHARE FOR SECOND QUARTER



BANYAN STRATEGIC REALTY TRUST SECOND QUARTER SUMMARY *

 .     Second Quarter FFO of $2.8 million, or $0.18 per share vs. $2.8 million or $0.205 per share for the second quarter last year

 .     Revenues of $9.4 million vs. $10.5 million for the second quarter last year

 .     EBITDA of $5.4 million vs. $6.0 million for the second quarter last year

 .     Average occupancy of portfolio 88% at June 30, 2000 and 1999

 .     Quarterly cash distribution of $0.12 per share declared

  *  Per share data presented on diluted basis



CHICAGO, AUGUST 17, 2000 -- BANYAN STRATEGIC REALTY TRUST (NASDAQ: BSRTS), a real estate investment trust, today announced second quarter 2000 diluted funds from operations (FFO) of $2.8 million or $0.18 per share.


CONSOLIDATED FINANCIAL RESULTS
------------------------------

For the second quarter 2000 Banyan reported net income available to common shareholders of $1.0 million, or $0.07, on revenues of $9.4 million and FFO of $2.8 million or $0.18 per share. This compared to net income of $1.2 million, or $0.09 per share, on revenues of $10.5 million and FFO of $2.8 million or $0.20 per share during the second quarter the previous year. EBITDA (earnings before interest, tax, depreciation and amortization) was $5.4 million for the quarter ended June 30, 2000.


PORTFOLIO PERFORMANCE
---------------------

Total revenue for the second quarter 2000 was $9.4 million, which represents a decrease of approximately 10 percent from the $10.5 million in revenue reported during the same period last year. This decrease is due to a reduction in the number of properties owned by Banyan during the second quarter 2000.



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However, on a same-store basis when comparing the operational results of the same properties owned by Banyan during the second quarter 2000 with the same period last year, total revenues increased approximately $0.2 million as a result of an increase in rental rates.

The average occupancy at Banyan's 27 properties was 88 percent at June 30, 2000.

During the final six months of 2000, leases for approximately ten percent (10%) of the Trust's leasable square footage will expire. Although vacancy may increase temporarily, we believe that at most properties this lease "roll-over" is routine and the underlying space will either be released at market rental rates to either the existing or a new tenant (generally within a three to six month period). The most significant lease expiration has already occurred at 6901 Riverport Drive where a tenant occupying approximately 145,000 square feet vacated on July 31, 2000 dropping the Trust's portfolio occupancy to 84% from 88%. We are in the process of marketing this space but have not located a new tenant and are unable to predict how long it will take to do so. Our total revenues may be adversely affected if the space remains vacant for an extended period of time.


BALANCE SHEET
-------------

As of June 30, 2000 total debt and equity market capitalization was approximately $207 million. EBITDA coverage ratio for the three-month period ended June 30, 2000 was 2.40 to 1. The Trust had approximately $119 million of total debt outstanding as of June 30, 2000.


QUARTERLY CASH DISTRIBUTION/FUNDS AVAILABLE FOR DISTRIBUTION
------------------------------------------------------------

On July 14, 2000 Banyan declared a quarterly cash distribution of $0.12 per share for the second quarter ended June 30, 2000. The distribution is payable August 21, 2000 to shareholders of record as of July 21, 2000.

Funds Available for Distribution (FAD) totaled $2.4 million for the three months ended June 30, 2000, or $0.16 per share. This compared to FAD of $2.3 million or $0.17 per share for the same period last year.

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that owns primarily office and flex/industrial properties. The properties are located in certain major metropolitan areas of the Midwest and Southeastern United States, including Atlanta, Georgia and Chicago, Illinois, and smaller markets such as Huntsville, Alabama; Louisville, Kentucky; Memphis, Tennessee; and Orlando, Florida. The Trust's current portfolio consists of 27 properties totaling 3.5 million rentable square feet. As of this date the Trust has 14,202,414 shares of beneficial interest outstanding.


















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Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties that are detailed from time to time in our reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 1999. The "Management's Discussion and Analysis of Financial Condition and Results of Operations" section was included in our Form 10-Q for the quarter ended June 30, 2000 which was filed with the Securities and Exchange Commission on August 14, 2000. Without limitation the foregoing words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.



              See Banyan's Website at http://www.banyanreit.com.

       For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "BSRTS".



FINANCIAL TABLES TO FOLLOW

BANYAN STRATEGIC REALTY TRUST
ADD 3

                            SELECTED FINANCIAL DATA
                 (Dollars in thousands, except per share data)

                                        Three Months Ended       Year Ended
                                      6/30/00       6/30/99       12/31/99
                                    -----------   -----------   -----------
Total Revenue. . . . . . . . . . .  $     9,460        10,483        41,716
Operating Expenses . . . . . . . .       (8,118)       (9,115)      (36,597)
                                    -----------   -----------   -----------
Operating Income . . . . . . . . .        1,342         1,368         5,119

Minority Interest in
  Consolidated Partnerships. . . .         (147)         (141)         (538)
Net Gains on Disposition of
  Real Estate. . . . . . . . . . .        --            --            4,089
Extraordinary Item, Net of
  Minority Interest. . . . . . . .        --            --             (183)
                                    -----------   -----------   -----------
Net Income . . . . . . . . . . . .  $     1,195         1,227         8,487
Less Income Attributable to
  Preferred Shares . . . . . . . .  $      (153)        --            --
                                    -----------   -----------   -----------
Net Income Available to
  Common Shares. . . . . . . . . .  $     1,042         1,227         8,487
                                    ===========   ===========   ===========
Basic and Diluted Earnings
 Available to Common Shares
 Per Weighted-Average Common Share:
  Income Before Net Gains and
    Extraordinary Item . . . . . .  $      0.07          0.09          0.34
                                    ===========   ===========   ===========
Net Income . . . . . . . . . . . .  $      0.07          0.09          0.63
                                    ===========   ===========   ===========

Weighted Average Basic Shares. . .   14,181,101    13,449,337    13,468,514
Weighted Average Diluted Shares. .   14,191,737    13,455,717    13,475,072

FUNDS FROM OPERATIONS

Net Income Attributable to
  Common Shares. . . . . . . . . .  $     1,042         1,227         8,487

ADD:
Depreciation and Amortization
  Expense. . . . . . . . . . . . .        1,702         1,650         6,629

LESS:
Minority Interest Share of
  Depreciation and Amortization
  Expense. . . . . . . . . . . . .          (90)          (92)         (309)

Net Gain on Disposition of
  Real Estate. . . . . . . . . . .        --            --           (4,089)
Extraordinary Item, Net of
  Minority Interest. . . . . . . .        --            --              183
                                    -----------   -----------   -----------
Funds From Operation - Basic . . .  $     2,654         2,785        10,901
                                    -----------   -----------   -----------
ADD:
Preferred Dividend . . . . . . . .          153         --            --
                                    -----------   -----------   -----------
Funds From Operation - Diluted . .  $     2,807         2,785        10,901
                                    ===========   ===========   ===========

Weighted Average Basic Shares. . .   14,181,101    13,449,337    13,468,514
Weighted Average Diluted Shares. .   15,387,318    13,455,717    13,475,072

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BANYAN STRATEGIC REALTY TRUST
ADD 4

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                            (Dollars in thousands)




                                               June 30,     December 31,
                                                 2000           1999
                                             -----------    ------------

Investment in Real Estate, at cost:. . .     $   201,817         199,264
  Less:  Accumulated Depreciation. . . .         (18,352)        (15,420)
                                             -----------     -----------
                                                 183,465         183,844
                                             -----------     -----------

Cash and Cash Equivalents. . . . . . . .           4,534          13,097
Restricted Cash. . . . . . . . . . . . .           2,672           2,668
Other Assets . . . . . . . . . . . . . .           7,338           7,038
                                             -----------     -----------
Total Assets . . . . . . . . . . . . . .     $   198,009         206,647
                                             ===========     ===========

Loans and Bonds Payable. . . . . . . . .     $   118,714         132,681
Other Liabilities. . . . . . . . . . . .           6,552           6,415
Minority Interest. . . . . . . . . . . .           2,375           2,256
Shareholders' Equity . . . . . . . . . .          70,368          65,295
                                             -----------     -----------
Total Liabilities and
  Shareholders' Equity . . . . . . . . .     $   198,009         206,647
                                             ===========     ===========



































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
BANYAN STRATEGIC REALTY TRUST
ADD 5


                                                   PORTFOLIO SUMMARY

                                                                                      Scheduled Lease
                                                                                        Expirations
                                                                             ----------------------------------
                                                                  Occu-     7/1-
                                                      Square      pancy     12/31                         After
                              Location                Footage       %       2000       2001      2002      2002
                              --------                -------     -----     -----      ----      ----     -----

FLEX/INDUSTRIAL
---------------

Milwaukee Industrial
Properties                    Milwaukee, Wisconsin    235,800       92%        9%       16%       32%       35%
Elmhurst Metro Court          Elmhurst, Illinois      140,800       66%        3%       37%       12%       14%
Willowbrook Industrial Court  Willowbrook, Illinois    84,300       97%       17%       22%       31%       27%
Lexington Business Center     Lexington, Kentucky     308,800       69%        0%        9%        5%       55%
Newtown Business Center       Lexington, Kentucky      87,100       99%        4%       37%       16%       42%
6901 Riverport Drive          Louisville, Kentucky    322,100      100%       45%        0%        0%       55%
Avalon Ridge Business Park    Norcross, Georgia        57,400      100%        0%        0%        0%      100%
Tower Lane Business Park      Bensenville, Illinois    95,900       84%       15%       21%       30%       18%
Metric Plaza                  Winter Park, Florida     32,000      100%        0%        0%       69%       31%
Park Center                   Orlando, Florida         47,400       90%        9%       25%       31%       25%
University Corporate Center   Winter Park, Florida    127,800       77%        7%       33%       23%       14%
Johns Creek Office and
  Industrial Park             Duluth and Suwanee,
                                Georgia               119,300      100%        0%        0%       50%       50%
                                                   ----------      ----      ----      ----      ----      ----
    Sub-Total                                       1,658,700       87%       13%       15%       18%       41%
                                                   ----------      ----      ----      ----      ----      ----

OFFICE
------

Colonial Penn Building        Tampa, Florida           79,200       72%        0%        0%        0%       72%
Commerce Center               Sarasota, Florida        81,100      100%        0%       11%        5%       84%
Woodcrest Office Park         Tallahassee, florida    264,900       93%       12%       17%       20%       44%
Midwest Office Center         Oakbrook Terrace,
                                Illinois               77,000       97%       18%       19%       32%       28%
Phoenix Business Park         Atlanta, Georgia        110,600      100%        0%        4%       18%       78%
Butterfield Office Plaza      Oak Brook, Illinois     200,800       91%       10%       21%       39%       21%
Southlake Corporate Center    Morrow, Georgia          56,200       89%        3%       32%       38%       16%




                                             PORTFOLIO SUMMARY - CONTINUED


                                                                                      Scheduled Lease
                                                                                        Expirations
                                                                             ----------------------------------
                                                                  Occu-     7/1-
                                                      Square      pancy     12/31                         After
                              Location                Footage       %       2000       2001      2002      2002
                              --------                -------     -----     -----      ----      ----     -----

University Square
  Business Center             Huntsville, Alabama     184,700       91%       17%       25%       24%       25%
Technology Center             Huntsville Alabama       48,500       65%        0%        0%        0%       65%
Airways Plaza Office Center   Memphis, Tennessee       87,800       17%        0%        4%        3%       10%
Peachtree Pointe Office Park  Norcross, Georgia        71,700       84%       24%       13%        9%       38%
Avalon Center Office Park     Norcross, Georgia        53,300       87%        0%        0%        0%       87%
Sand Lake Tech Center         Orlando, Florida         84,100      100%        0%        0%        3%       97%
Technology Park               Norcross, Georgia       145,700      100%       13%       28%        4%       55%
                                                   ----------      ----      ----      ----      ----      ----
    Sub-Total                                       1,545,600       88%        9%       15%       17%       47%
                                                   ----------      ----      ----      ----      ----      ----

RETAIL
------
Northlake Tower Shopping
  Center                      Atlanta, Georgia        321,600       97%        1%        2%        7%       87%
                                                   ----------      ----      ----      ----      ----      ----

    Total                                           3,525,900       88%       10%       14%       17%       47%
                                                   ==========      ====      ====      ====      ====      ====





